Exhibit 10.02
AMENDMENT
TO THE
NUSTAR EXCESS THRIFT PLAN

WHEREAS, NuStar Services Company LLC (“NuStar”) sponsors and maintains the NuStar Excess Thrift Plan (the “Plan”) for the benefit of eligible Employees; and

WHEREAS, NuStar wishes to amend the Plan to permit the Employer to make special discretionary Employer contributions under the Plan to such Plan Participants and in such amounts as the Employer may determine from time to time in its sole and absolute discretion; and

WHEREAS, NuStar has reserved the right to amend the Plan pursuant to Section 9.1 thereof.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2017, as follows:

1.    Discretionary Employer Contributions. The Plan is hereby amended by adding the following language as a new Section 6, and by renumbering the remaining sections of the Plan accordingly. As amended, the newly added Section 6 of the Plan shall be and read in full as follows:

“SECTION 6. DISCRETIONARY EMPLOYER CONTRIBUTIONS.
In addition to the benefits provided for under the §415(c) Benefit Plan Component and the §417(a)(17) Benefit Plan Component described above, the Employer may make special Employer discretionary contribution credits from time to time to such Participants and in such amounts, as the Employer may, in its sole and absolute discretion, determine. Such Employer discretionary contribution credits, if any, shall be subject to such vesting and forfeiture provisions as the Employer may determine. Additionally, such Employer discretionary contribution credits, if any, shall be credited with earnings and/or losses pursuant to the provisions of Sections 7.2 and 7.3 hereof, and shall be paid in the form and at the time provided for under Section 7.5 hereof, subject to the 6-month delay provision of Section 7.6 hereof.”
2.    Defined Terms. Unless otherwise defined herein, each of the capitalized terms used herein shall have the meaning given to such term in the Plan.

3.    No Further Amendments. Except as otherwise amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, NuStar has caused this Amendment to be signed on its behalf by its duly authorized representative this 11th day of January, 2017, to be effective as set forth above.

NUSTAR SERVICES COMPANY LLC

By: /s/ Robert K. Grimes

Title: VP Human Resources
69147.000002 EMF_US 63005540v1